MODIFICATION TO CREDIT AGREEMENT

This Modification to Credit Agreement ("Modification") is made as of March 31, 2008, by and among OWENS MORTGAGE INVESTMENT FUND, a California limited partnership (“Borrower”) and CALIFORNIA BANK & TRUST, FIRST BANK and CITY NATIONAL BANK (which are collectively known as “Lenders”).

RECITALS

A.           Pursuant to the terms of a Credit Agreement ("Credit Agreement") between Lenders and Borrower dated as of August 31, 2001, Lenders agreed to make Revolving Loans to Borrower up to the credit limit of the principal sum of $20,000,000.  California Bank & Trust is the agent of Lenders under the Credit Agreement (“Agent”).  The Credit Agreement was amended by a Modification to Credit Agreement, dated February 28, 2002, executed by the parties that, among other things, added Swing Loans to the facility.  The Revolving Loans and Swing Loans are collectively referred to as “Loans.”  By a Modification to Credit Agreement, dated August 16, 2002, executed by the parties, the “Amount of Aggregate Commitment” for each Lender was increased.  By a Modification to Credit Agreement dated July 31, 2003, executed by the parties, the “Commitment Termination Date” was extended to July 31, 2005.  By a further Modification to Credit Agreement dated July 31, 2005, the “Commitment Termination Date” was extended to September 30, 2005.  By another Modification to Credit Agreement, dated September 30, 2005, the “Commitment Termination Date” was extended to July 31, 2007.  By another Modification to Credit Agreement, dated February 9, 2006, the Amount of Aggregate Commitment for each Lender through July 31, 2006 was amended and Second Replacement Revolving Promissory Notes were executed.  By a Modification to Credit Agreement, dated August 15, 2006, compliance with section 11.25 of the Credit Agreement as of September 30, 2006 was waived. By a further Modification to Credit Agreement, dated February 23, 2007, the “Amount of Aggregate Commitment” for Loans was temporarily increased through July 31, 2007, provision for an Unused Commitment Fee was added, and Third Replacement Promissory Notes were executed.  The Credit Agreement was last amended by a Modification to Credit Agreement, dated July 20, 2007, by which the Commitment Termination Date was further extended.

B.           In response to Borrower's request and in reliance upon Borrower's representations made to Lenders in support thereof, Lenders have agreed to further modify the terms of the Credit Agreement, as set forth in this Modification.  Capitalized terms shall have the meanings assigned to them in the Credit Agreement, as previously modified, except as set forth in this Modification.

AGREEMENT

NOW, THEREFORE, Borrower and Lenders agree as follows:

1.           Adoption of Recitals.  Borrower hereby represents and warrants that each of the recitals set forth above is true, accurate and complete.

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2.           Conditions Precedent.  This Modification shall become effective only upon Borrower's delivery or satisfaction of the following conditions in form and substance acceptable to Agent:

(a)           There shall be no Event of Default under the Credit Agreement;

(b)           Borrower shall execute this Modification and the Fourth Replacement Revolving Promissory Notes, as described below;

(c)           Guarantor shall execute the Acknowledgment and Consent appended to the Modification;

(d)           Borrower shall pay to Agent all of Agent’s attorneys' fees incurred in the preparation of this Modification and all out-of-pocket fees incurred by Agent in connection with this Modification; and

(e)           Borrower shall provide any other items or documents required by Agent in connection with the consummation of this transaction.

3.           Representations and Warranties.  Borrower hereby represents and warrants that no event of default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time, or both, under any of the Credit Documents, and all representations and warranties of Borrower in this Modification and the other Credit Documents are true and correct as of the date of this Modification and shall survive the execution of this Modification.

4.           Modification of Loan Documents.  The Credit Documents are hereby supplemented, amended and modified to incorporate the following, which shall supersede and prevail over any existing and conflicting provisions thereof:

(a)        The “Amount of Aggregate Commitment” for Loans as provided on the execution pages of the Credit Agreement for each Lender shall be modified as follows:

$30,000,000.00 in the case of California Bank & Trust;

$15,000,000.00 in the case of First Bank; and

$10,000,000.00 in the case of City National Bank.

(b)	Section 5.4 to the Credit Agreement is restated and reaffirmed as follows:

Unused Commitment Fee.  Borrower agrees to pay a fee (“Unused Commitment Fee”) equal to the multiple of one-tenth of one percent (1/10%) and the difference between the Credit and the amount of all outstanding Loans extended to Borrower in excess of $40,000,000, determined by the Average Loan Balance, as defined below.  For purposes of this section, the “Average Loan Balance” is calculated by dividing the sum of the daily outstanding balances on the Loans during the applicable period by the number of days in that period.  This fee is due and

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payable each calendar quarter in arrears, and is due on the tenth (10th) day of each of the following months:  January, April, July and October, respectively, except a prorated fee for the final quarter shall be due and payable on the Commitment Termination Date.

(c)        The Fourth Replacement Revolving Promissory Notes executed hereunder       shall supersede and replace the Third Replacement Revolving Promissory Notes, dated February 23, 2007, executed by Borrower in favor of each Lender.  All references to “Note” in the Credit Agreement shall mean and refer to the Fourth Replacement Revolving Line of Credit Notes.

(d)           Section 11.7 of the Credit Agreement, entitled “Minimum Tangible Net Worth,” is deleted and replaced with the following:

Minimum Tangible Net Worth.  With respect to Borrower as of the end ofeach fiscal quarter, Borrower shall not permit or suffer Tangible NetWorth to be less than $220,000,000.

(e)           As used in the Credit Documents, the term “Banks” means and refers to the Lenders, as defined in the Credit Agreement.

5.           Security Instruments.  The Credit Documents which recite that they are security instruments shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under the Credit Documents, as modified hereby, and any amendments, modifications, extensions or renewals of the same which are hereafter agreed to in writing by the parties.

6.           Governing Law.  This Modification shall be construed, governed and enforced in accordance with the laws of the State of California.

7.           Interpretation.  No provision of this Modification is to be interpreted for or against either Borrower or Lenders because that party, or that party's representative, drafted such provision.

8.           Full Force and Effect.  Except as set forth herein, all other terms and conditions of the Loan Documents shall remain in full force and effect.

9.           Reaffirmation.  Borrower hereby acknowledges, reaffirms and confirms its obligations under the Credit Documents, as amended and modified by this  Modification.

10.         Entire Agreement.  This Modification and the Credit Documents represent the entire agreement of the parties and supersede all prior oral and written communication between the parties.  If there is any conflict between this Modification and any documents referred to herein, this Modification shall prevail.  No amendment of this Modification shall be valid unless it is in writing and is signed by the parties to this Modification.

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11.           IN WITNESS WHEREOF, the parties have executed this Modification as of the day and year first above written.

OWENS MORTGAGE INVESTMENT FUND,
a California limited partnership,

By:           OWENS FINANCIAL GROUP, INC.,
a California corporation, its general partner

By:           /s/ Bryan H. Draper
Name:      Bryan H. Draper
Title:        CFO

2221 Olympic Boulevard
Walnut Creek, CA 94595
Fax: (925) 935-1486

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CALIFORNIA BANK & TRUST, a California
banking corporation

By:           /s/ Carmen Sanz
Name:      Carmen Sanz
Title:        Vice President

By:
Name:
Title:

San Francisco Corporate Banking
465 California Street, First Floor
San Francisco, CA 94104
Fax:  415/875-1456

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FIRST BANK, a Missouri banking corporation, formerly FIRST BANK & TRUST

By:           /s/ William G. Nelle, Jr.
Name:      William G. Nelle
Title:        Senior Vice President and Manager

By:
Name:
Title:

Commercial and Private Banking
550 Montgomery Street
San Francisco, CA 94111
Fax:  415/398-7190

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CITY NATIONAL BANK, a national
banking corporation

By:           /s/ Jeanine A. Smith
Name:      Jeanine A. Smith
Title:        Vice President

By:
Name:
Title:

555 South Flower Street
                Los Angeles, CA 90071
Fax:  213/673-9801

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ACKNOWLEDGMENT AND CONSENT

Guarantor acknowledges and consents to the foregoing Modification to Credit Agreement and all prior Modifications to Credit Agreement executed by Borrower and Lenders in connection with the Credit Agreement.  Guarantor further acknowledges that the Continuing Guaranty, dated August 31, 2001, executed by Guarantor in favor of Agent and Banks remains in full force and effect without known defense as to the indebtedness of Borrower under the Credit Agreement, as previously and as herewith modified.

Dated:  March 31, 2008

OWENS FINANCIAL GROUP, INC.,
a California corporation

By:                     /s/ Bryan H. Draper
Printed Name:  Bryan H. Draper
Title:                  CFO

ACCEPTED AND ACKNOWLEDGED BY:

CALIFORNIA BANK & TRUST, AS AGENT FOR BANKS

By:                      /s/ Carmen Sanz

Printed Name:   Carmen Sanz

Title:                   Vice President

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